                                                                    EXHIBIT 10.9


Standard Manufacturing Agreement
Solectron Confidential

                        STANDARD MANUFACTURING AGREEMENT


Solectron California Corporation ("Solectron") whose principal place of business is located at 847 Gibraltar Drive, Milpitas, California 95035 and Fine Pitch Technology Inc. whose principal place of business is located at 2450 Autumnvale Drive, San Jose, California 95131 (Solectron California Corporation and Fine Pitch Technology Inc. collectively referred to as "Solectron") and Juniper Networks Inc. ("Customer") whose principal place of business is located at 385 Ravendale Drive, Mountain View, California 94043 in their desire to formulate a strategic business relationship and to define their expectations regarding this relationship, hereby agree as follows:

1.0  PRECEDENCE:

1.1 This Agreement is intended by Solectron and Customer to operate as a basic set of operating conditions regarding their respective business relationship. Product specific requirements along with specific business terms and conditions will be mutually agreed to and documented by an addendum to this Agreement.

1.2 It is the intent of the parties that this Agreement and its addenda shall prevail over the Standard Manufacturing Agreement previously entered into by the party's with the effective date of February 10, 1998. It is the intent of the parties that this Agreement and its addenda shall also prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument.

1.3 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree this Agreement and its addenda may not be modified except in writing signed by both parties.

2.0  TERM

2.1 This Agreement shall commence on the effective date, June 10, 1998, and shall continue for an initial term of one (1) year. This Agreement shall automatically be renewed for successive one(1) year increments unless either party requests in writing, at least ninety (90) days prior to the anniversary date, that this Agreement not be so renewed.

3.0  PRODUCT FORECAST


                                    1 of 11

Standard Manufacturing Agreement
Solectron Confidential

3.1 Customer will provide an annual twelve (12) month forecast and a monthly six (6) month rolling Product forecast to Solectron.

4.0   MATERIAL PROCUREMENT

4.1 Solectron is authorized to purchase materials using standard purchasing practices including, but not limited to, acquisition of material recognizing Economic Order Quantities, ABC buy policy and long lead time component management in order to meet the forecasted requirements of Customer. [***]

      Customer recognizes its financial responsibility for the material purchased by Solectron on behalf of Customer. Customer is responsible for material to the extent that (i) material was purchased by Solectron to support the Product forecast and agreed upon safety stock; (ii) Solectron exercised reasonable business judgment in managing suppliers and lead times; (iii) Solectron complied with Customer cancellation instructions in a timely manner (canceled all open orders within one (1) week of receiving instructions).

4.2 Customer may revise or cancel a purchase order for Product and may also eliminate a component from a Product. If Customer revises or cancels a purchase order ("Order"), or eliminates a component, or through revised forecast (downside) causes excess inventory, Solectron shall identify all potential liability of Customer for material on order, material on hand, work in process, and finished goods. Solectron shall undertake commercially reasonable efforts to cancel all applicable component purchase orders and reduce component inventory through return for credit programs or allocate components for alternate programs to minimize charges to Customer. Customer agrees to compensate Solectron for costs incurred for finished goods (including profit); work in process (including labor performed); material on hand which could not be returned or used for other customers and at other sites of Solectron; material on order which could not be canceled; applicable material supplier's restocking or cancellation fees; and agreed

--------------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    2 of 11

Standard Manufacturing Agreement
Solectron Confidential

      Solectron handling charges. Customer agrees to pay carrying costs to Solectron of [***].

4.3 Solectron will report its inventory position to Customer on a monthly basis, including the following data: quantity of raw material, work in process and any open orders that cannot be canceled due to supplier lead time. Report will specifically identify any material on hand or on order where the quantity exceeds the agreed three (3) month forward looking forecast plus safety stock.

4.4 Solectron shall undertake reasonable efforts to cancel all applicable component purchase orders and reduce component inventory through return for credit programs or allocate components for alternate programs if applicable.

5.0   PURCHASE ORDERS AND PRICE REVIEWS

5.1 Initial order placement will be an Order from Customer to Solectron issued electronically with facsimile copy as backup. Shipment of Product to Customer from date of acceptance shall be [***] for forecasted Product [***]. Solectron will provide notice to Customer of Order acceptance and scheduled shipment date [***].

5.2 Customer may issue specific Orders to Solectron which will be identified as "high priority" at time of Order placement. Scheduled shipment of designated "high priority" Product will be [***]. Solectron will ship these Products [***]. Solectron's on-time delivery performance of "high priority" Products will be taken into consideration by the parties during quarterly price reviews.

5.3 In the event Customer issues Orders in excess of forecasts and agreed to safety stock, Solectron will use commercially reasonable efforts to recover and replenish inventory levels. Expediting costs for such Orders will be agreed upon prior to Order placement. Solectron will provide Customer with "what-if" shortages results [***].

5.4 Solectron and Customer will meet every three (3) months during the term of this Agreement to review safety stock levels, pricing and to determine whether any price adjustment is required. [***]

--------------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    3 of 11

Standard Manufacturing Agreement
Solectron Confidential

 5.5 Solectron will provide pricing for average monthly volumes of [***]. If volumes fall below [***] production rate of [***], Solectron and Customer agree to review the causes. If the volumes have dropped due to the end of Product life, Solectron and Customer agree to develop their end-of-life support strategy. If the low volumes are only temporary, Solectron and Customer will discuss what if any fixed program costs are required to maintain the Solectron team. Solectron will attempt to minimize the fixed program costs by re-assigning personnel whenever possible. Solectron will consider production volumes of comparable (within the same Product family) follow-on products when calculating total monthly volumes realized.

 6.0  DELIVERY

 6.1 Solectron will target [***] on time delivery, defined as shipment of Product by Solectron within a window of [***] except as provided above. Each configuration order received from Customer will include the date on which the Product is to be delivered to either Customer or their designated customer location.

 6.2  The FOB point is ex factory.

 6.3 Solectron and Customer shall agree to delivery schedule flexibility requirements specific to the Product as documented in the addenda.

 6.4 Upon learning of any potential delivery delays, Solectron will notify Customer as to the cause and extent of such delay.

 6.5 If Solectron fails to make deliveries at the specified time and such failure is caused by Solectron, Solectron will, at no additional cost to Customer, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

 6.6 Should Customer require Solectron to undertake export activity on behalf of Customer, Customer agrees to submit requested export information to Solectron pursuant to Solectron Guidelines for Customer-Driven Export Shipments as provided in the addenda.

 7.0  PAYMENT TERMS

 7.1 Solectron and Customer agree to payment terms of Net 30 days from the date of invoice.

--------------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    4 of 11

Standard Manufacturing Agreement
Solectron Confidential

 7.2 Currency will be in U.S. Dollars unless specifically negotiated and reflected in the addenda.

 7.3 Until the purchase price and all other charges payable to Solectron have been received in full, Solectron retains and Customer grants to Solectron a security interest in the products delivered to Customer and any proceeds therefrom.

 8.0  QUALITY

 8.1 The Customer program quality requirements shall be in accordance with IAW ISO 9002. Printed Circuit Board Assemblies ("PCBA") shall be fabricated IAW with IPC-A-610 Rev.B, Class 2. Low volumes will prohibit the use of statistical based methods for quality management. Rather, all entities agree to evaluate quality performance using a yield or Defects Per Million
      (DPM) process, with a Pareto of failures. Improvements will be prioritized and assigned appropriate resources by all parties.

 9.0  ENGINEERING CHANGES

 9.1 Customer may, upon advance written notice to Solectron, submit engineering changes for incorporation into the Product. It is important that this notification include documentation of the change to effectively support an investigation of the impact of the engineering change. Solectron will make a reasonable effort to review the engineering change and report to Customer [***]. If any such change affects the price, delivery, or quality performance of said Product, an equitable adjustment will be negotiated between Solectron and Customer prior to implementation of the change.

 9.2 Solectron agrees not to undertake significant process changes, design changes, or process step discontinuance affecting electrical performance and/or mechanical form and fit without prior written notification and concurrence of the Customer.

10.0  INVENTORY MANAGEMENT

10.1 Solectron agrees to purchase components according to the Customer approved vendor list (AVL) including any sourcing plans as provided by the addenda.

10.2 All customer tooling/equipment furnished to Solectron or paid for by Customer in connection with this Agreement shall:

      a)   Be clearly marked and remain the personal property of Customer.

--------------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    5 of 11

Standard Manufacturing
Solectron Confidential

     b)   Be kept free of liens and encumbrances
     c) Unless otherwise agreed, Customer is responsible for the general maintenance of Customer tooling/equipment.

     Solectron shall hold Customer property at its own risk and shall not modify the property without the written permission of Customer. Upon Customer's request, Solectron shall redeliver the property to Customer in the same condition as originally received by Solectron with the exception of reasonable wear and tear. In the event the property is lost, damaged or destroyed, Solectron's liability for the property is limited to the book value of the property.

11.0 CONFIDENTIAL INFORMATION

11.1 Solectron and Customer agree to execute, as part of this Agreement, a Nondisclosure Agreement for the reciprocal protection of confidential information.

11.2 Subject to the terms of the Nondisclosure Agreement and the proprietary rights of the parties, Solectron and Customer agree to exchange, at least semi-annually, relevant process development information and business plans to include market trends, process technologies, product requirements, new product developments, available capacity and other information to support technology advancements by both Solectron and Customer.

12.0 WARRANTY

12.1 Solectron warrants for a period of [***] from the date of manufacture of the Product, that (i) the Product will conform to the specifications applicable to such Product at the time of its manufacture, which are furnished in writing by Customer and accepted by Solectron; (ii) such Product will be of good material (supplied by Solectron) and workmanship and free from defects for which Solectron is responsible in the manufacture; (iii) such Product will be free and clear of all liens and encumbrances and that Solectron will convey good and marketable title to such Product. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Solectron shall, at Solectron's option, either credit Customer for any such nonconformity (not to exceed the purchase price paid by Customer for such Product), or, at Solectron's expense, replace, repair or correct such Product. The foregoing constitutes Customer's sole remedies against Solectron for breach of warranty claims.

12.2 Solectron shall have no responsibility or obligation to Customer under warranty claims with respect to Products that have been subjected to abuse, misuse, accident, alteration, neglect or unauthorized repair.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    6 of 11

Standard Manufacturing Agreement
Solectron Confidential

      THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND SOLECTRON EXPRESSLY DISCLAIMS AND CUSTOMER WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

12.3 An Epidemic Condition exists when Failure reports or statistical samplings show that [***] of the same Product installed or shipped during any one month contain an identical, repetitive defect in Solectron supplied material and/or workmanship.

      If during the warranty period of one year, the same Product shows evidence of an Epidemic Condition Juniper shall promptly notify Solectron of such condition. Upon notification, Juniper shall have the right, pending correction of the Epidemic Condition, to postpone further shipments of such Product by giving written notice of such postponement to Solectron. Such postponement shall temporarily relieve Solectron of its shipment liability and Juniper of any shipment liability for such postponed shipments. Both parties shall work together to prepare and propose a corrective action plan addressing implementation and procedure milestones for remedying such Epidemic Condition(s). Both parties shall use best efforts to implement the remedy in accordance with the agreed upon schedule.

      In the event of Epidemic Failure Solectron will:
      (a) Incorporate the remedy in the affected Product in accordance with Juniper engineering change order procedures.
      (b)  Ship all subsequent Products incorporating the required modification.
      (c)  [***]
12.4 Solectron shall have no liability or responsibility under Sections above for any losses or damages to the extent that any such Epidemic Failure claims are the result of:

      12.4.a  Solectron's compliance with Customer specifications;
      12.4.b the negligence of Customer or any other person providing goods or services in connection with the design, development, production, and distribution of the Product (with the exception of Solectron manufacture of the Product);
      12.4.c modification or alteration of the Product by a party other than Solectron;
      12.4.d defects in Customer's products or components thereof (with the exception of the Products and Solectron supplied components thereof).

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    7 of 11

Standard Manufacturing Agreement
Solectron Confidential


13.0      TERMINATION

13.1 If either party fails to meet any one or more of the terms and conditions as stated in either this Agreement or the addenda, Solectron and Customer agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within thirty (30) days following notice of default, the nondefaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with thirty (30) days written notice of termination.

13.2 This Agreement shall immediately terminate should either party; (i) become insolvent; (ii) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (iii) enter into a receivership of any of its assets or; (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

13.3 Either Solectron or Customer may terminate this Agreement without cause by giving ninety (90) days advance written notice to the other party.

14.0      DISPUTE RESOLUTION

14.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

14.2 It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiation between Solectron and Customer. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. If these proceedings are not productive of a resolution, then senior management of Solectron and Customer are authorized to and will meet personally to confer in a bona fide attempt to resolve the matter.

14.3 Should any disputes remain existent between the parties after completion of the two-step resolution process set forth above, then the parties shall promptly submit any dispute to mediation with an independent mediator. In the event mediation is not successful in resolving the dispute, the parties agree to submit the dispute to binding arbitration as provided by their respective jurisdiction.

15.0      LIMITATION OF LIABILITY


                                    8 OF 11

Standard Manufacturing Agreement
Solectron Confidential


       IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY DAMAGES OF ANY KIND WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.


16.0   PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

       Each party (the "indemnifying party") shall defend, indemnify, and hold harmless the other party from any claims by a third party of infringement of intellectual properties resulting from the acts of the indemnifying party pursuant to this Agreement, provided that the other party (i) gives the indemnifying party prompt notice of any such claims, (ii) renders reasonable assistance to the indemnifying party thereon, and (iii) permits the indemnifying party to direct the defense of the settlement of such claims.


17.0   GENERAL

17.1 Each party to this Agreement will maintain insurance to protect itself from claims (i) by the party's employees, agents and subcontractors under Worker's Compensation and Disability Acts, (ii) for damages because of injury to or destruction of tangible property resulting out of any negligent act, omission or willful misconduct of the party or the party's employees or subcontractors, (iii) for damages because of bodily injury, sickness, disease or death of its employees or any other person arising out of any negligent act, omission, or willful misconduct of the party or the party's employees, agents or subcontractors.

17.2 Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party provided, however, upon prior written notice to Solectron Customer may assign or transfer its rights to those parties as provided in Exhibit A.

17.3 Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and (ii) uses its reasonable efforts to remedy such delay in its performance.

17.4 This Agreement shall be governed by, and construed in accordance with the laws of the State of California, excluding its conflict of laws provisions. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorney fees incurred.



                                    9 of 11

Standard Manufacturing Agreement
Solectron Confidential


Agreed:

Solectron California Corporation                    Customer Juniper Networks

By: /s/ JIM WILLIAMS                                By: /s/ GARY HEIDENREICH
    ----------------------------                        ------------------------

Name: Jim Williams                                  Name: Gary Heidenreich
      --------------------------                          ----------------------

Title: Vice President                               Title: VP, Operations
    ----------------------------                        ------------------------

Date: 8/8/98                                        Date: 6/10/98
      --------------------------                          ----------------------


Fine Pitch Technology Inc.

By: /s/ YEN-HAO PAN
    ----------------------------

Name: Yen-Hao Pan
      --------------------------

Title: Operation Mgr
    ----------------------------

Date: 6/3/98
      --------------------------



                                    10 of 11

    JUNIPER NETWORKS SOLECTRON ADDENDUM TO STANDARD MANUFACTURING AGREEMENT

This Addendum and the Standard Manufacturing Agreement (SMA) set forth the terms and conditions under which Solectron agrees to manufacture and support the Juniper Networks Martini product based on the specifications provided by Juniper Networks. SOLECTRON agrees to perform such manufacturing, and to ship to Juniper or it's customers in return for payment. This Addendum is hereby incorporated by reference into the SMA. Except as set forth herein, the Addendum is subject to each and every provision of the SMA. Capitalized terms not otherwise defined here shall have the meanings ascribed to such terms in the SMA.

This addendum describes changes and additions to the SMA. It follows the numbering scheme of the SMA. If a specific item was NOT changed or modified, that item number will NOT be seen in the Addendum. For example, there were no changes to Item 1.1. Thus, there is no 1.1 under section 1.0 although 1.1.1. has been added under section 1.1 and thus are elements of this Addendum.




Signatures

/s/  JIM DAILY                          /s/ GARY HEIDENREICH
-------------------------              ----- -----------------------
Jim Daly                                Gary Heidenreich
Division Manager                        Vice President of Operations
Complex Systems Division                Juniper Networks
Solectron



                                    11 of 11

                                 PRICE EXHIBIT

[***]



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.